Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

November 5, 2013

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS PAPER PRODUCTS COMPANY ANNOUNCES

REtirement of ceo AND APPOINTMENT OF successor

PRYOR, OKLAHOMA (November 5, 2013) – Orchids Paper Products Company (NYSE MKT: TIS) today announced that Robert A. Snyder, President, Chief Executive Officer and Director of Orchids, will be retiring from the Company upon the expiration of the current term of his employment agreement on December 31, 2013. Mr. Snyder has resigned from the Board of Directors of the Company (the “Board”) effective November 4, 2013, and he will step down as President and Chief Executive Officer on November 8, 2013. Mr. Snyder will continue to serve in an advisory role during a transition period through his retirement on December 31, 2013.

Jeffrey S. Schoen, as former Chairman of the Board, said, “We wish to thank Bob Snyder for his contributions and distinguished service in leading Orchids over the past six years. Through Bob’s leadership, the company has continued to grow while delivering significant value to our stockholders. We wish Bob the best of luck.”

Orchids also announced today that Mr. Schoen has been elected by the Board to succeed Mr. Snyder as President and Chief Executive Officer of the Company, effective November 8, 2013.

Mr. Schoen has been a Director of Orchids since 2007 and Chairman of the Board since May 2013. Prior to serving as a Director of Orchids, Mr. Schoen served as Executive Vice President of Cumberland Swan, Inc., a private label manufacturer of personal care products, from 2002 through 2006. From 1999 through 2002, Mr. Schoen was employed by Paragon Trade Brands, a private label manufacturer of disposable diapers and training pants, last serving as Vice President of Operations. Mr. Schoen holds a BS degree in chemical engineering from the University of Wisconsin.

Effective November 4, 2013, Mr. Schoen resigned from his role as Chairman of the Board, but he continues to serve as a Director. Steven R. Berlin succeeds Mr. Schoen as the new Chairman of the Board.

On behalf of the Board, Mr. Berlin stated, “The Board is excited to have Jeff Schoen assume the role of President and Chief Executive Officer of Orchids. Jeff is a strong leader and a talented executive, and his extensive knowledge of Orchids and the industry uniquely qualify him to lead the Company going forward.”

Forward-Looking Statements

This release contains forward-looking statements that involve certain contingencies and uncertainties. The Company intends these forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions. Factors that could materially affect the Company’s actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 11, 2013. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the at home private label consumer market. From its operations in northeast Oklahoma, the Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins, to serve the value through premium quality market segments. The Company provides these products to retail chains throughout the United States For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.